UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 4, 2011
Builders FirstSource, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 880-3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 4, 2011, Builders FirstSource, Inc. (the “Company”) announced its intention to offer $250 million aggregate principal amount of senior secured notes due 2019. The notes will be secured by a first priority lien on certain non-current assets and a second priority lien on certain current assets of the Company and will be guaranteed on a senior secured basis by each of the Company’s existing and future domestic subsidiaries.
     The Company intends to use the proceeds from the offering to redeem its outstanding Second Priority Senior Secured Floating Rate Notes due 2016 as well as its outstanding Floating Rate Notes due 2012, to repay amounts outstanding under the Company’s senior secured revolving credit facility and to pay the related fees and expenses associated with the offering and for working capital and general corporate purposes. The notes offering will increase the liquidity of the Company and extend the maturity profile of the Company’s debt. As adjusted to give effect to the issuance of the notes, the use of proceeds described above and the related amendments of the Company’s senior secured revolving credit facility, the Company’s liquidity as of December 31, 2010 would have been approximately $213 million.
     The Company also announced that concurrently with, and subject to the success of, the notes offering, it is entering into an agreement to amend its senior secured revolving credit facility. The amendment, among other things, extends the maturity date of the credit facility to March 31, 2016 and will allow the Company to increase the revolving credit line at any time from $150 million up to $350 million in the aggregate, with the consent of the lenders providing the additional commitments. The amended senior secured revolving credit facility will be secured by a first priority lien on certain current assets and a second priority lien on certain non-current assets of the Company and its domestic subsidiaries.
     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Company intends to offer the notes in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release, dated April 4, 2011.
Cautionary Notice
Statements in this news release which are not purely historical facts or which necessarily depend upon future events, including statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking

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statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 4, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 4, 2011.